Exhibit 99.1

May 9, 2016

Bakken Resources, Inc. Announces Entry into Term Sheet Financing

Bakken Resources, Inc. (OTCQX: BKKN) (“Bakken,” “BRI,” “us,” “we,” or the “Company”) announces its entry into a term sheet on May 3, 2016 with Eagle Private Equity (“Eagle”), a New York-based private equity firm, for debt and equity financing (the “Term Sheet”). The Term Sheet provides for an immediate $1 million credit line to be provided by Eagle, along with a subsequent debt or equity financing of up to $10 million. Proceeds from the loans and other financing will be intended for the acquisition of mineral assets. Loans made to the Company based on the initial $1 million credit line may be converted into a newly-created class of the Company’s preferred stock.

Dan Anderson, the Company’s Chief Financial Officer, states, “We are extremely pleased to announce this term sheet and believe the financing can be the catalyst for future growth. We look forward to taking the Company in a positive direction that we believe will further benefit our shareholders.”

Carl George, principal of Eagle Private Equity, added, “We are very happy to provide BRI with initial financing. We are impressed with the quality of current management and look forward to working with management to secure additional acquisition financing.”

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas exploration and development company with activities currently focused on the acquisition of mineral leases and non-operating oil and gas interests.

ABOUT EAGLE PRIVATE EQUITY, LLC

EAGLE PRIVATE EQUITY is an early-stage investment firm focused primarily on opportunities in technology, energy, sports, entertainment, and healthcare. Eagle’s investment model differs from that of traditional private equity and venture capital firms, allowing Eagle to work closely with entrepreneurs to build promising companies. For roughly twenty years, Eagle has positioned its principals as founders of, and itself a significant equity partner to, emerging companies in Eagle’s investment portfolio.

Caution Regarding Forward-Looking Information

All statements contained in this Form 8-K, other than statements of historical facts, that address future activities, events or developments are so-called “forward-looking statements.” Forward-looking statements include, but are not limited to, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies, or objectives of management for future operations; any statements concerning proposed new acquisitions, products, services, developments, or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; or any statements of assumptions underlying any of the foregoing. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties described under “Risk Factors” of our previously-filed and forthcoming annual reports on Form 10-K and other similar sources, as well as certain matters we have not described due to the fact that certain events, circumstances, and occurrences are not reasonably foreseeable. Any combination of such things may cause actual results to differ materially from those described in our forward-looking statements.

Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company's views as of the date the statement was made. The Company undertakes no obligation beyond what may be legally required to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information please contact Karen Midtlyng, Corporate Secretary, (406) 442-9444.